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Exhibit 10.2


WHEN RECORDED RETURN TO:
David J. Buono
200 S.W. Market Street, Suite 1600
Portland, OR 97201


                        TRUST DEED, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT, AND FIXTURE FILING

      THIS TRUST DEED, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (this "Trust Deed") is made as of the 15th day of October, 2002 by Yamhill Valley Vineyards, Inc., an Oregon corporation having its office at 16250 S.W. Oldville Road, McMinnville, OR 97128 ("Grantor"), to First American Title Insurance Company of Oregon, having its office at 200 Market Street, Suite 250, Portland, OR 97201 ("Trustee"), for the benefit of James W. Shires and Scott Crawford whose address for notice purposes is 1955 Hall Street, West Linn, OR 97068 ("Beneficiary").

      WHEREAS, Beneficiary has offered to make a loan to Grantor in the sum of $400,000.00, which loan is to be evidenced by a Promissory Note of even date herewith. The loan, if not sooner paid, is due and payable in full on September 30, 2002 (the Promissory Note as modified, supplemented, extended, renewed, or replaced from time to time is referred to below as the "Note"); and

      WHEREAS, as a condition to the making of the loan to Grantor, Beneficiary has required, and Grantor has agreed to execute and deliver, this Trust Deed.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and for the purpose of securing the Obligations described in Section 1.1 below, Grantor irrevocably grants, bargains, sells, conveys, assigns, and transfers to Trustee in trust for the benefit and security of the Beneficiary, with power of sale and right of entry and possession, all of Grantor's right, title, and interest in and to the real property located in Yamhill County, Oregon, including but not limited to all buildings and other improvements of every nature (the "Improvements"), and more particularly described in Exhibit A attached hereto and incorporated herein (the "Property");

      TO HAVE AND TO HOLD the Property to Trustee and its successors and assigns for the benefit of Beneficiary and its successors and assigns, forever.

      PROVIDED ALWAYS, that if all the Obligations (as defined in Section 1.1 below) shall be paid, performed, and satisfied in full, then the lien and estate granted by this Trust Deed shall be reconveyed.

      This Trust Deed, the Note, and the Security Agreement executed in connection therewith, as they may be amended or supplemented from time to time, are sometimes collectively referred to below as the "Loan Documents."


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      TO PROTECT THE SECURITY OF THIS TRUST DEED, GRANTOR HEREBY COVENANTS AND
AGREES AS FOLLOWS:

                                   ARTICLE I
                 PARTICULAR COVENANTS AND WARRANTIES OF GRANTOR

      1.1 Obligations Secured. This Trust Deed secures the following, collectively referred to as the "Obligations":

            (1) The payment of all indebtedness, including but not limited to principal and interest, and the performance of all covenants and obligations of Grantor, under the Note, whether such payment and performance is now due or becomes due in the future; and

            (2) The payment and performance of all covenants and obligations in this Trust Deed and in the other Loan Documents.

      1.2 Payment of Indebtedness; Performance of Covenants. Grantor shall duly and punctually pay and perform all of the Obligations.

      1.3 Property. Grantor warrants that it holds good and merchantable title to the Property, free and clear of all liens, encumbrances, reservations, restrictions, easements, and adverse claims except those specifically listed in Exhibit B. Grantor covenants that it shall forever defend Beneficiary's and Trustee's rights under this Trust Deed against the adverse claims and demands of all persons.

      1.4   Further Assurances; Filing; Refiling; Etc.

            (1) Grantor shall execute, acknowledge, and deliver, from time to time, such further instruments as Beneficiary or Trustee may require to accomplish the purposes of this Trust Deed.

            (2) Grantor, immediately on the execution and delivery of this Trust Deed, and thereafter from time to time, shall cause this Trust Deed, any supplemental security agreement, mortgage, or deed of trust and each instrument of further assurance, to be recorded and rerecorded in such manner and in such places as may be required by any present or future law in order to perfect, and continue perfected, the lien and estate of this Trust Deed.

            (3) Grantor shall pay all recording fees incident to the recording of this Trust Deed; and all federal, state, county, and municipal taxes, assessments and charges arising out of or in connection with the execution, delivery, and recording of this Trust Deed.

      1.5 Compliance with Laws. Grantor further represents, warrants, and covenants that:

            (1) The Property, if developed, has been developed, and all Improvements, if any, have been constructed and maintained, in full compliance with all applicable laws, statutes, ordinances, regulations, and codes of all federal, state, and local governments (collectively "Laws"), and all covenants, conditions, easements, and restrictions affecting the Property (collectively "Covenants"); and


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            (2)   Grantor and its operations on the Property currently comply, and will hereafter comply, in all material respects with all applicable Laws and Covenants.

      1.6   Definitions; Environmental Covenants; Warranties and Compliance.

            (1) For purposes of this section, "Environmental Law" means any federal, state, or local law, statute, ordinance, or regulation pertaining to Hazardous Substances, health, industrial hygiene, or environmental conditions, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA), as amended, 42 USC
Sections 9601 - 9675, and the Resource Conservation and Recovery Act of
1976 (RCRA), as amended, 42 USC Sections 6901 - 6992.

            (2) For the purposes of this section, "Hazardous Substance" includes without limitation, any material, substance, or waste that is or becomes regulated or that is or becomes classified as hazardous, dangerous, or toxic under any federal, state, or local statute, ordinance, rule, regulation, or law.

            (3) Grantor will not use, generate, manufacture, produce, store, release, discharge, or dispose of on, under or about the Property or the Property's groundwater, or transport to or from the Property, any Hazardous Substance and will not permit any other person to do so, except for such Hazardous Substances that may be used in the ordinary course of Grantor's business and in compliance with all Environmental Laws, including but not limited to those relating to licensure, notice, and recordkeeping.

            (4) Grantor will keep and maintain the Property in compliance with, and shall not cause or permit all or any portion of the Property, including groundwater, to be in violation of any Environmental Law.

            (5)   Grantor shall give prompt written notice to Beneficiary of:

                  (a) Any proceeding, inquiry, or notice by or from any governmental authority with respect to any alleged violation of any Environmental Law or the presence of any Hazardous Substance on the Property or the migration of any Hazardous Substance from or to other premises;

                  (b) All known claims made or threatened by any person against Grantor or with respect to the Property or Improvements relating to any loss or injury resulting from any Hazardous Substance or the violation of any Environmental Law;

                  (c) The existence of any Hazardous Substance on or about all or any portion of the Property; or

                  (d) Grantor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could in Grantor's judgment cause any restrictions on the ownership, occupancy, transferability, or use of the Property under any Environmental Law.


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            (6)   Grantor shall promptly provide to Beneficiary copies of all reports, documents, and notices provided to or received from any agency administering any Environmental Laws. Beneficiary shall have the right to join and participate, in its own name if it so elects, in any legal proceeding or action initiated with respect to the Property in connection with any Environmental Law and have its attorney fees in connection with such an action paid by Grantor, if Beneficiary determines that such participation is reasonably necessary to protect its interest in the Property.

            (7) If any investigation, site monitoring, containment, cleanup, removal, restoration, or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable Environmental Law, any judicial order, or by any governmental agency or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance on, under, or about all or any portion of the Property, or the contamination (whether presently existing or occurring after the date of this Trust Deed) of the buildings, facilities, soil, groundwater, surface water, air, or other elements on or under any other property as a result of Hazardous Substances emanating from the Property, Grantor shall, within such period of time as may be required under any applicable law, regulation, order, or agreement, commence and thereafter diligently prosecute to completion all such Remedial Work. All costs and expenses of such Remedial Work shall be paid by Grantor.

            (8) Grantor shall hold Beneficiary, its directors, officers, employees, agents, successors, and assigns, harmless from, indemnify them for, and defend them against any and all losses, damages, liens, costs, expenses, and liabilities directly or indirectly arising out of or attributable to any violation of any Environmental Law, any breach of Grantor's warranties in this
Section 1.6, or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Property, including without limitation the costs of any required repair, cleanup, containment, or detoxification of the Property, the preparation and implementation of any closure, remedial or other required plans, attorney fees and costs (including but not limited to those incurred in any proceeding and in any review or appeal), fees, penalties, and fines.

            (9)   Grantor represents and warrants to Beneficiary that:

                  (a) Neither the Property nor Grantor is in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any Environmental Law.

                  (b) Grantor has not and is not required by any Environmental Law to obtain any permit or license other than those it has obtained to construct or use the Improvements.

                  (c) To the best of Grantor's knowledge, no Hazardous Substance has ever been used, generated, manufactured, produced, stored, released, discharged, or disposed of on, under, or about the Property in violation of any Environmental Law.

      1.7 Maintenance and Improvements. Grantor shall not permit all or any part of the Improvements to be removed, demolished, or materially altered without Beneficiary's prior


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written consent; provided, however that Grantor may remove, demolish, or materially alter such Improvements as become obsolete in the usual conduct of Grantor's business, if the removal or material alteration does not materially detract from the operation of the Grantor's business and if all Improvements that are demolished or removed are promptly replaced with Improvements of like value and quality. Grantor shall maintain every portion of the Property and Improvements in good repair, working order, and condition, except for reasonable wear and tear, and shall at Beneficiary's election restore, replace, or rebuild all or any part of the Improvements now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable) or affected by any Condemnation (as defined in Section 2.1 below). Grantor shall not commit, permit, or suffer any waste, strip, or deterioration of the Property.

      1.8 Liens. Grantor shall pay when due all claims for labor, materials, or supplies that if unpaid might become a lien on all or any portion of the Property. Grantor shall not create, or suffer, or permit to be created, any mortgage, deed of trust, lien, security interest, charge, or encumbrance on the Property prior to, on a parity with, or subordinate to the lien of this Trust Deed, except as specifically provided in Exhibit B.

      1.9   Impositions.

            (1) Grantor shall pay or cause to be paid, when due and before any fine, penalty, interest, or cost attaches, all taxes, assessments, fees, levies, and all other governmental and nongovernmental charges of every nature now or hereafter assessed or levied against any part of the Property (including, without limitation, levies or charges resulting from Covenants), or on the lien or estate of Beneficiary or Trustee (collectively, the "Impositions"); provided, however that if by law any such Imposition may be paid in installments, whether or not interest shall accrue on the unpaid balance, Grantor may pay the same in installments, together with accrued interest on the unpaid balance, as the same become due, before any fine, penalty, or cost attaches.

            (2) Grantor may, at its expense and after prior notice to Beneficiary, contest by appropriate legal, administrative, or other proceedings conducted in good faith and with due diligence, the amount, validity, or application, in whole or in part, of any Imposition or lien on the Property or any claim of any laborer, materialman, supplier, or vendor or lien, and may withhold payment of the same pending completion of such proceedings if permitted by law, provided that (a) such proceedings shall suspend collection from the Property; (b) no part of or interest in the Property will be sold, forfeited, or lost if Grantor pays the amount or satisfies the condition being contested, and Grantor would have the opportunity to do so in the event of Grantor's failure to prevail in the contest; (c) neither Beneficiary nor Trustee shall, by virtue of such permitted contest, be exposed to any risk of liability for which Grantor has not furnished additional security as provided in clause (d) below; and (d) Grantor shall have furnished to Beneficiary cash, corporate surety bond, or other additional security in respect of the claim being contested or the loss or damage that may result from Grantor's failure to prevail in such contest in an amount sufficient to discharge the Imposition and all interest, costs, attorney fees, and other charges that may accrue in connection with the Imposition. Grantor shall promptly satisfy any final judgment.


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            (3)   Grantor shall furnish to Beneficiary, promptly on request, satisfactory evidence of the payment of all Impositions. Beneficiary is hereby authorized to request and receive from the responsible governmental and nongovernmental personnel written statements with respect to the accrual and payment of all Impositions.

      1.10 Limitations of Use. Grantor shall not initiate, join in, or consent to any rezoning of the Property or any change in any Covenant or other public or private restrictions limiting or defining the uses that may be made of all or any part of the Property and the Improvements without the prior written consent of Beneficiary.

      1.11  Insurance.

            (1) Property and Other Insurance. With respect to the Property, Grantor shall maintain insurance in amounts and covering risks as is customary among prudent persons engaged in businesses similar to that of Grantor. Unless otherwise specified herein or agreed to in writing Beneficiary, each casualty insurance policy referred to in the preceding sentence shall name Beneficiary as a named assured and a loss payee as its interest may appear, the parties agreeing that such interest of Beneficiary shall be equal to the total of all amounts owed under the Note.

            (2) Insurance Proceeds. All proceeds from any insurance on the Property shall be used in accordance with the provisions of Section 1.13.

      1.12 Assignments of Policies on Foreclosure. In the event of foreclosure of the lien of this Trust Deed or other transfer of title, or assignment of the Property in whole or in part, all right, title, and interest of Grantor in and to all policies of insurance procured under Section 1.11 shall inure to the benefit of and pass to the successors in interest of Grantor or the purchaser or grantee of all or any part of the Property.

      1.13  Casualty/Loss Restoration.

            (1) After the occurrence of any casualty to the Property, whether or not required to be insured against as provided in this Trust Deed, Grantor shall give prompt written notice of the casualty to Beneficiary, specifically describing the nature and cause of such casualty and the extent of the damage or destruction to the Property. Beneficiary may make proof of loss if it is not made promptly and to Beneficiary's satisfaction by Grantor.

            (2) Subject to the rights of any superior mortgagee or trust deed beneficiary as provided in Section 6.10 below, Grantor assigns to Beneficiary all insurance proceeds that Grantor may be entitled to receive with respect to any casualty. All insurance proceeds shall be held by Beneficiary as collateral to secure performance of the Obligations secured by this Trust Deed, provided that Grantor is not in default under this Trust Deed, Beneficiary shall permit such amounts of the insurance proceeds to be used by Grantor for repair or restoration of the Improvements (subject to reasonable disbursement procedures established by Beneficiary). Any excess insurance proceeds shall be applied by Beneficiary toward payment of all or part of the outstanding balance under the
Note in such order as Beneficiary may determine.


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      1.14  Insurance Warning.

            (1) Unless Grantor provides Beneficiary with evidence of the insurance coverage required by this Trust Deed, Beneficiary may purchase insurance at Grantor's expense to protect Beneficiary's interest. This insurance may, but need not, also protect Grantor's interest. If the Property becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

            Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of this insurance may be added to the Note balance. If the cost is added to Grantor's Note balance, the interest rate on the underlying Note will apply to this added amount. The effective date of coverage may be the date Grantor's prior coverage lapsed or the date Grantor failed to provide proof of coverage.

            The coverage Beneficiary purchases may be considerably more expensive than insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

            (2) If Grantor fails to promptly perform any of its obligations under Section 1.9 or 1.11 of this Trust Deed, Beneficiary may require Grantor thereafter to pay and maintain with Beneficiary reserves for payment of such obligations. In that event, Grantor shall pay to Beneficiary each month a sum estimated by Beneficiary to be sufficient to produce, at least 20 days before due, an amount equal to the Impositions and/or insurance premiums. If the sums so paid are insufficient to satisfy any Imposition or insurance premium when due, Grantor shall pay any deficiency to Beneficiary on demand. Beneficiary shall hold the reserve in trust for Grantor in an interest bearing account (interest being for the account of Grantor), and Beneficiary shall pay taxes and assessments required to be paid by Grantor from such reserves, to the extent of available funds.

                                   ARTICLE II
                                  CONDEMNATION

      2.1   Condemnation.

            (1) Should any part of or interest in the Property be taken or damaged by reason of any public improvement, eminent domain, condemnation proceeding, or in any similar manner (a "Condemnation"), or should Grantor receive any notice or other information regarding such action, Grantor shall give immediate notice of such action to Beneficiary.

            (2) Subject to the rights of any superior mortgagee or trust deed beneficiary as provided in Section 6.10 below, all compensation, awards, and other payments or relief ("Condemnation Proceeds") shall be held by Beneficiary and applied in a like manner as for insurance proceeds under Section 1.13(2); provided, however if the Property is taken in its entirety by condemnation, all Obligations secured by this Trust Deed, at Beneficiary's election, shall become immediately due and collectible, and Beneficiary may apply the Condemnation Proceeds to the Note balance.


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                                  ARTICLE III
                ASSIGNMENT OF LEASES, RENTS, ISSUES, AND PROFITS

      3.1 Assignment. Grantor assigns and transfers to Beneficiary (1) all leases, subleases, licenses, rental contracts, and other agreements, whether now existing or hereafter arising, and relating to the occupancy or use of all or any portion of the Property, including all modifications, extensions, and renewals thereof (the "Leases"), and (2) all rents, revenues, issues, profits, income, proceeds, and benefits derived from the Property and the lease, rental, or license of all or any portion thereof, including but not limited to lease and security deposits (collectively, the "Rents"). This assignment is intended by Grantor and Beneficiary to create a present and unconditional assignment to Beneficiary, subject only to the license set forth in Section 3.4 below.

      3.2 Rights of Beneficiary. Subject to the provisions of Section 3.4 below giving Grantor a revocable, limited license, Beneficiary shall have the right, power, and authority to:

            (1) Notify any and all tenants, renters, licensees, and other obligors under any of the Leases that the same have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary shall have foreclosed or commenced foreclosure proceedings against the Property, and whether or not Beneficiary has taken possession of the Property;

            (2) Discount, settle, compromise, release, or extend the time for payment of, any amounts owing under any of the Leases and any Rents, in whole or in part, on terms acceptable to Beneficiary;

            (3) Collect and enforce payment of Rents and all provisions of the Leases, and to prosecute any action or proceeding, in the name of Grantor or Beneficiary, with respect to any and all Leases and Rents; and

            (4) Exercise any and all other rights and remedies of the lessor in connection with any of the Leases and Rents.

      3.3 Application of Receipts. Beneficiary shall have the right, power, and authority to use and apply any Rents received under this Trust Deed (1) for the payment of any and all costs and expenses incurred in connection with enforcing or defending the terms of this assignment or the rights of Beneficiary, and in collecting any Rents; and (2) for the operation and maintenance of the Property and the payment of all costs and expenses in connection therewith, including but not limited to the payment of utilities, taxes, assessments, governmental charges, and insurance. After the payment of all such costs and expenses, and after Beneficiary shall have set up such reserves as it deems necessary in its sole discretion for the proper management of the Property, Beneficiary shall apply all remaining Rents collected and received by it to the reduction of the Obligations in such order as Beneficiary shall determine. The exercise or failure by Beneficiary to exercise any of the rights or powers granted in this assignment shall not constitute a waiver of default by Grantor under this Trust Deed, the Note, or any of the other Loan Documents.

      3.4 License. Beneficiary hereby grants to Grantor a revocable license to collect and receive the Rents. Such license may be revoked by Beneficiary, without notice to Grantor, on the


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occurrence of any event of default under this Trust Deed, including any default by Grantor of its covenants in this Article III. Unless and until such license is revoked, Grantor agrees to apply the proceeds of Rents to the payment of the Obligations and to the payment of taxes, assessments, governmental charges, insurance premiums, and other obligations in connection with the Property, and to the maintenance of the Property, before using such proceeds for any other purpose. Grantor agrees to (1) observe and perform every obligation of Grantor under the Leases; (2) enforce or secure at its expense the performance of every obligation to be performed by any lessee or other party under the Leases; (3) promptly give notice to Beneficiary of any default by any such lessee or other party under any of the Leases, and promptly provide Beneficiary a copy of any notice of default given to any such lessee or other party; (4) not collect any Rents more than 30 days in advance of the time when the same shall become due, or anticipate any other payments under the Leases, except for bona fide security deposits not in excess of an amount equal to two months' rent; (5) not further assign or hypothecate any of the Leases or Rents; (6) except with Beneficiary's prior written consent, not waive, release, or in any other manner discharge any lessee or other party from any of its obligations under any of the Leases; (7) except with Beneficiary's prior written consent, not modify or amend any of the Leases; (8) except with Beneficiary's prior written consent, not cancel, terminate, or accept surrender of any of the Leases unless Grantor shall have entered into a Lease for the space to be vacated on terms at least as favorable to Grantor, commencing within 30 days after such cancellation, termination, or surrender; (9) obtain Beneficiary's prior written approval on the form and content of all future leases and any modifications of any present or future leases; (10) deliver copies of all present and future leases to Beneficiary promptly; and (11) appear in and defend, at Grantor's sole cost and expense, any action or proceeding arising out of or in connection with the Leases or the Rents.

      3.5 Limitation of Beneficiary's Obligations. Notwithstanding the assignment provided for in this Article III, Beneficiary shall not be obligated to perform or discharge, and Beneficiary does not undertake to perform or discharge, any obligation or liability with respect to the Leases or the Rents. This assignment shall not operate to place responsibility for the control, care, maintenance, or repair of the Property on Beneficiary, or to make Beneficiary responsible for any condition of the Property. Beneficiary shall be accountable to Grantor only for the sums actually collected and received by Beneficiary pursuant to this assignment. Grantor shall hold Beneficiary fully harmless from, indemnify Beneficiary for, and defend Beneficiary against any and all claims, demands, liabilities, losses, damages, and expenses, including attorney fees, arising out of any of the Leases, with respect to any of the Rents, or in connection with any claim that may be asserted against Beneficiary on account of this assignment or any obligation or undertaking alleged to arise therefrom.

      3.6 Termination. The assignment provided for in this Article III shall continue in full force and effect until all the Obligations have been fully paid and satisfied. At such time, this assignment and the authority and powers herein granted by Grantor to Beneficiary shall cease and terminate.

      3.7 Attorney-in-Fact. Grantor irrevocably constitutes and appoints Beneficiary, and each of its officers, as its true and lawful attorney-in-fact, with power of substitution, to undertake and execute any and all of the rights, powers, and authorities described in this Article III with the same force and effect as if undertaken or performed by Grantor, and Grantor


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ratifies and confirms any and all such actions that may be taken or omitted to be taken by Beneficiary, its employees, agents, and attorneys.

                                   ARTICLE IV
                     SECURITY AGREEMENT AND FIXTURE FILING

      To secure the Obligations, Grantor grants to Beneficiary a security interest in the following: (1) all causes of action, claims, security deposits, advance rental payments, utility deposits, refunds of fees or deposits paid to any governmental authority, refunds of taxes, and refunds of insurance premiums relating to the Property; (2) vineyard/winery equipment and irrigation system; and (3) all present and future attachments, accessions, amendments, replacements, additions, products, and proceeds of every nature of the foregoing. This Trust Deed shall constitute a security agreement and "fixture filing" under the Uniform Commercial Code - Secured Transactions statutes of the state of Oregon. The mailing address of Grantor and the address of Beneficiary from which information may be obtained are set forth in the cover sheet of this Trust Deed.

                                   ARTICLE V
                          EVENTS OF DEFAULT; REMEDIES

      5.1 Events of Default. Each of the following shall constitute an event of default under this Trust Deed and under each of the other Loan Documents:

            (1) Nonpayment. Failure of Grantor to pay any of the Obligations when due.

            (2) Breach of Other Covenants. Failure of Grantor to perform or abide by any other covenant included in the Obligations, including without limitation those covenants in the Note, in this Trust Deed, or in any other Loan Document.

            (3) Misinformation. Falsity when made in any material respect of any representation, warranty, or information furnished by Grantor or its agents to Beneficiary in or in connection with any of the Obligations.

            (4) Other Default. The occurrence of any other event of default under the Note or any of the other Obligations.

            (5) Bankruptcy. The occurrence of any of the following with respect to Grantor: (a) appointment of a receiver, liquidator, or trustee for any such party or any of its properties; (b) adjudication as a bankrupt or insolvent; (c) filing of any petition by or against any such party under any state or federal bankruptcy, reorganization, moratorium or insolvency law; (d) institution of any proceeding for dissolution or liquidation; (e) inability to pay debts when due; (f) any general assignment for the benefit of creditors; or
(g) abandonment of the Property.

            (6) Transfer; Due-on-Sale; Due-on-Encumbrance. Any sale, gift, conveyance, contract for conveyance, transfer, assignment, encumbrance, pledge, or grant of a security interest in all or any part of the Property, or any interest therein, either voluntarily, involuntarily, or by the operation of law (a "Transfer"), without Beneficiary's prior written consent, shall constitute an event of default. For the purpose of clarification, and without limiting the generality


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of the foregoing, the occurrence at any time of any sale, conveyance, assignment, or other transfer of, or the grant of a pledge of or security interest in, any shares of the capital stock of Grantor shall be deemed to be a Transfer in violation of this section. The provisions of this subsection (6) shall apply to each and every Transfer, regardless of whether or not Beneficiary has consented or waived its rights in connection with any previous Transfer. Beneficiary may attach such conditions to its consent under this subsection (6) as Beneficiary may determine in its sole discretion, including without limitation an increase in the interest rate or the payment of transfer or assumption fees, and the payment of administrative and legal fees and costs incurred by Beneficiary.

      5.2 Remedies in Case of Default. If an Event of Default shall occur, Beneficiary or Trustee may exercise any one or more of the following rights and remedies, in addition to any other remedies that may be available by law, in equity, or otherwise:

            (1) Acceleration. Beneficiary may declare all or any portion of the Obligations immediately due and payable.

            (2) Receiver. Beneficiary may have a receiver appointed for the Property. Beneficiary shall be entitled to the appointment of a receiver as a matter of right whether or not the apparent value of the Property exceeds the amount of the indebtedness secured by this Trust Deed. Employment by Trustee or Beneficiary shall not disqualify a person from serving as receiver. Grantor consents to the appointment of a receiver at Beneficiary's option and waives any and all defenses to such an appointment.

            (3) Possession. Beneficiary may, either through a receiver or as lender-in-possession, enter and take possession of all or any part of the Property and use, operate, manage, and control it as Beneficiary shall deem appropriate in its sole discretion. On request after an Event of Default, Grantor shall peacefully relinquish possession and control of the Property to Beneficiary or any receiver appointed under this Trust Deed.

            (4) Rents. Beneficiary may revoke Grantor's right to collect the Rents, and may, either itself or through a receiver, collect the same. Beneficiary shall not be deemed to be in possession of the Property solely by reason of exercise of the rights contained in this subsection (4). If Rents are collected by Beneficiary under this subsection (4), Grantor hereby irrevocably appoints Beneficiary as Grantor's attorney-in-fact, with power of substitution, to endorse instruments received in payment thereof in the name of Grantor and to negotiate such instruments and collect their proceeds. After payment of all Obligations, any remaining amounts shall be paid to Grantor and this power shall terminate.

            (5) Power of Sale. Beneficiary may direct Trustee, and Trustee shall be empowered, to foreclose the Property by advertisement and sale under applicable law.

            (6) Foreclosure. Beneficiary may judicially foreclose this Trust Deed and obtain a judgment foreclosing Grantor's interest in all or any part of the Property and giving Beneficiary the right to collect any deficiency remaining due after disposition of the Property.

            (7) Fixtures and Personal Property. With respect to any Improvements and other personal property subject to a security interest in favor of Beneficiary, Beneficiary may


PAGE 11 - TRUST DEED
exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code.

            (8) Abandonment. Beneficiary may abandon all or any portion of the Property by written notice to Grantor.

      5.3 Sale. In any sale under this Trust Deed or pursuant to any judgment, the Property, to the extent permitted by law, may be sold as an entirety or in one or more parcels and in such order as Beneficiary may elect, without regard to the right of Grantor, any person claiming under Grantor, or any guarantor or surety to the marshalling of assets. The purchaser at any such sale shall take title to the Property or the part thereof so sold, free and clear of the estate of Grantor, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Any person, including Beneficiary, its officers, agents, and employees, may purchase at any such sale. Beneficiary and each of its officers are irrevocably appointed Grantor's attorney-in-fact, with power of substitution, to make all appropriate transfers and deliveries of the Property or any portions thereof so sold and, for that purpose, Beneficiary and its officers may execute all appropriate instruments of transfer. Nevertheless, Grantor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Beneficiary, for such purpose.

      5.4 Cumulative Remedies. All remedies under this Trust Deed are cumulative and not exclusive. Any election to pursue one remedy shall not preclude the exercise of any other remedy. No delay or omission in exercising any right or remedy shall impair the full exercise of that or any other right or remedy or constitute a waiver of the default.

      5.5 Application of Proceeds. All proceeds realized from the exercise of the rights and remedies under this Section Article V shall be applied as follows:

            (1) Costs and Expenses. To pay all costs of exercising such rights and remedies, including the costs of maintaining and preserving the Property, the costs and expenses of any receiver or lender-in-possession, the costs of any sale, and the costs and expenses provided for in Section 6.7 below.

            (2) Indebtedness. To pay all Obligations, in such order as Beneficiary shall determine in its sole discretion.

            (3) Surplus. The surplus, if any, remaining after satisfaction of all the Obligations shall be paid to the clerk of the court in the case of a judicial foreclosure proceeding, otherwise to the person or persons legally entitled to the surplus.

      5.6 Deficiency. No sale or other disposition of all or any part of the Property pursuant to this Article V shall be deemed to relieve Grantor of any of the Obligations, except to the extent that the proceeds are applied to the payment of such Obligations and except to the extent required by law. If the proceeds of a sale, a collection, or other realization of or on the Property are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, Grantor shall remain liable for any deficiency to the fullest extent permitted by law.


PAGE 12 - TRUST DEED

      5.7 Waiver of Stay, Extension, Moratorium, and Valuation Laws. To the fullest extent permitted by law, Grantor waives the benefit of any existing or future stay, extension, or moratorium law that may affect observance or performance of the provisions of this Trust Deed and any existing or future law providing for the valuation or appraisal of the Property prior to any sale.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      6.1 Time Is of the Essence. Time is of the essence with respect to all covenants and obligations of Grantor under this Trust Deed.

      6.2 Reconveyance by Trustee. At any time on the request of Beneficiary, payment of Trustee's fees, if any, and presentation of this Trust Deed, without affecting liability of any persons for the payment of the Obligations, Trustee may reconvey, without warranty, all or any part of the Property. The grantee in any reconveyance may be described as the "person or persons legally entitled thereto," and the recitals therein of any facts shall be conclusive proof of the truthfulness thereof.

      6.3 Notice. Except as otherwise provided in this Trust Deed, all notices pertaining to this Trust Deed shall be in writing and may be delivered by hand, or mailed by first-class, registered, or certified mail, return receipt requested, postage prepaid, and addressed to the appropriate party at its address set forth at the outset of this Trust Deed. Any party may change its address for such notices from time to time by notice to the other parties. Notices given by mail in accordance with this section shall be deemed to have been given on the date of mailing; notices given by hand shall be deemed to have been given when actually received.

      6.4 Substitute Trustee. In the event of dissolution or resignation of Trustee, Beneficiary may substitute one or more trustees to execute the trust hereby created, and the new trustee(s) shall succeed to all the powers and duties of the prior trustee(s).

      6.5 Trust Deed Binding on Successors and Assigns. This Trust Deed shall be binding on and inure to the benefit of the successors and assigns of Grantor, Trustee, and Beneficiary. If the Property or any portion thereof shall at any time be vested in any person other than Grantor, Beneficiary shall have the right to deal with such successor regarding this Trust Deed, the Property, and the Obligations in such manner as Beneficiary deems appropriate in its sole discretion, without notice to or approval by Grantor and without impairing Grantor's liability for the Obligations.

      6.6 Indemnity. Grantor shall hold Beneficiary and Trustee and their respective directors, officers, employees, agents, and attorneys, harmless from and indemnify them for any and all claims, demands, damages, liabilities, and expenses, including but not limited to attorney fees and court costs, arising out of or in connection with Trustee's or Beneficiary's interest under this Trust Deed, except Grantor shall not be liable for acts performed by Beneficiary or Trustee in violation of applicable law.

      6.7 Expenses and Attorney Fees. If Beneficiary is the prevailing party in any litigation instituted in connection with any of the Obligations; or if Beneficiary or any other


PAGE 13 - TRUST DEED
person initiates any judicial or nonjudicial action, suit, or proceeding in connection with any of the Obligations or the Property (including but not limited to proceedings under federal bankruptcy law, eminent domain, under probate proceedings, or in connection with any state or federal tax lien), and a lawyer is employed by Beneficiary to (1) appear in any such action, suit, or proceeding, or (2) reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve, or enforce Beneficiary's interests, then in any such event Grantor shall pay reasonable attorney fees, costs, and expenses incurred by Beneficiary or its lawyer in connection with the above-mentioned events or any appeals related to such events, including but not limited to costs incurred in searching records, the cost of title reports, and the cost of surveyors' reports. Such amounts shall be secured by this Trust Deed and, if not paid on demand, shall bear interest at the rate specified in the Note.

      6.8 Applicable Law. The Trust Deed and the validity, interpretation, performance, and enforcement of the Trust Deed shall be governed by the laws of the state of Oregon.

      6.9 Captions. The captions to the articles and sections of this Trust Deed are included only for the convenience of the parties and shall not have the effect of defining, diminishing, or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Trust Deed.

      6.10 Rights of Prior Mortgagee. If all or any portion of the Property is subject to a superior mortgage or trust deed specifically permitted under Exhibit B, the rights of Beneficiary with respect to insurance and condemnation proceeds as provided in Sections 1.14 and 2.1, and all other rights granted under this Trust Deed that have also been granted to such a superior mortgagee or trust deed beneficiary, shall be subject to the rights of the superior mortgagee or trust deed beneficiary. Grantor hereby authorizes all such superior mortgagees and beneficiaries, on satisfaction of the indebtedness secured by their mortgage or trust deed, to remit all remaining insurance or Condemnation proceeds and all other sums held by them to Beneficiary to be applied in accordance with this Trust Deed.

      6.11 Person Defined. As used in this Trust Deed, the word person shall mean any natural person, partnership, trust, corporation, or other legal entity of any nature.

      6.12 Severability. If any provision of this Trust Deed shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Trust Deed, and such other provisions shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in the Trust Deed.

      6.13 Entire Agreement. This Trust Deed contains the entire agreement of the parties with respect to the Property. No prior agreement, statement, or promise made by any party to this Trust Deed that is not contained herein shall be binding or valid.

      6.14 Commercial Property. Grantor covenants and warrants that the Property and Improvements are used by Grantor exclusively for business and commercial purposes. Grantor also covenants and warrants that the Property and Improvements are not now, and at no time in the future will be, occupied as the principal residence of Grantor, Grantor's spouse, or Grantor's minor or dependent child.


PAGE 14 - TRUST DEED

      6.15 Standard for Discretion. The standard for any consent, approval, determination, or similar discretionary action is good faith, fairness, or reasonableness.

      6.16 ORS 93.040 Warning. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

                                          GRANTOR:

                                          YAMHILL VALLEY VINEYARDS, INC.

                                          By:  _________________________________
                                               Denis Burger, President

STATE OF OREGON         )
                        ) ss.
County of __________    )

      On this _____ day of October, 2002, before me personally appeared Denis Burger, who being duly sworn, stated that he is the President of Yamhill Valley Vineyards, Inc., an Oregon corporation, and acknowledged the foregoing instrument to be the voluntary act and deed of the corporation, executed by authority of its board of directors.


                                          ______________________________________
                                          Notary Public for Oregon
                                          My commission expires: _______________


PAGE 15 - TRUST DEED

                                   EXHIBIT A
                               LEGAL DESCRIPTION

PARCEL I:

Beginning at the Southeast corner of the Southeast Quarter of the Northwest Quarter of Section 10, Township 5 South, Range 5 West of the Willamette Meridian, Yamhill County, Oregon. Said point being also the most Southerly Southwest corner of land owned by Lloyd Bennett and E.E. Goucher and running thence East 15.00 chains to the West line of the John Boyd Donation Land Claim and Southeast corner of said Bennett and Goucher land; thence North along the West line of said Boyd Donation Land Claim and along the extension of said line 16-2/3 chains; thence West 15.00 chains; thence South 16-2/3 chains to the place of beginning, and being a part of the Southeast Quarter of the Northwest Quarter of said Section 10.

PARCEL II:

A tract of land being a portion of the Ralph W. Macy tract as described in deed recorded October 5, 1951 in Book 163, Page 224, Yamhill County Deed Records, being more particularly described as follows, to-wit:

Commencing at the Northwest corner of the Donation Land Claim of John Boyd and wife, Notification No. 2417, Claim No. 58 in Township 5 South, Range 5 West of the Willamette Meridian, Yamhill County, Oregon; thence North 89(degree)54'20" East along the North line of said Macy tract, a distance of 1340.77 feet to an iron pipe and the true POINT OF BEGINNING of the tract being described herein; thence South 0(degree)33'30" West on a line which is parallel to the West line of said Macy tract, a distance of 1318.66 feet to an iron pipe; thence South 60(degree)28' East a distance of 153.26 feet to an iron pipe; thence South 64(degree)44' East a distance of 102.50 feet to an iron pipe; thence South 62(degree)11'30" East a distance of 924.43 feet to an iron pipe set in the Westerly right of way line of County Road No. 431; thence North 21(degree)22' East along said Westerly right of way line a distance of 847.46 feet to an iron pipe; thence along the arc of a 602.96 foot radius curve (the long chord of which bears North 27(degree)14'20" East 123.38 feet) a distance of 123.59 feet to an iron pipe; thence North 0(degree)02' West a distance of 313.40 feet to an iron pipe set in CSP 4945; thence South 89(degree)23'15" West a distance of
648.02 feet to an iron pipe set in CSP 6231; thence North 0(degree)03'20" East a distance of 670.01 feet, more or less, to an iron pipe set on the North line of said Macy tract; thence South 89(degree)16'48" West along the North line of said Macy tract a distance of 458.09 feet to an iron pipe; thence South 89(degree)54'20" West continuing along the North line of said Macy tract a distance of 290.51 feet to the true point of beginning.

PARCEL III:

A tract of land in Section 10, Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon, and being a portion of the Ralph W. Macy tract as described in Deed recorded October 5, 1951 in Book 163, Page 224, Yamhill County Deed Records, more particularly described as follows:


PAGE 1 -  EXHIBIT A

Beginning at the Northwest corner of the John Boyd and wife Donation Land Claim No. 58, Notification No. 2417, in Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon; thence South 0(degree)33'30" West along the West line of said John Boyd Donation Land Claim, 882.61 feet to a point; thence North 85(degree)29' East 314.29 feet; thence North 88(degree)06' East 117.54 feet; thence South 70(degree)36' East 142.63 feet; thence South 60(degree)57' East 146.50 feet; thence South 59(degree)57' East 226.36 feet; thence South 63(degree)21' East 244.08 feet; thence South 60(degree)28' East
265.71 feet to an iron pipe; thence North 0(degree)33'30" East 1318.66 feet to an iron pipe on the North line of the John Boyd Donation Land Claim; thence South 89(degree)54'20" West along the North line of said Claim, 1340.77 feet to the point of beginning.

EXCEPTING THEREFROM the following tract: Beginning at the Northwest corner of the John Boyd and wife Donation Land Claim No. 58, Notification 2417 in Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon; Thence North 89(degree)54'20" East 1340.77 feet to an iron pipe; thence South 0(degree)33'30" West 888.66 feet to the true POINT OF BEGINNING of the tract described herein; thence South 0(degree)33'30" West 430 feet to an iron pipe; thence North 60(degree)28' West 265.71 feet to a point; thence North 38(degree)12'34" East 380.53 feet to the true POINT OF BEGINNING.

PARCEL IV:

A tract of land in Section 10, Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon and being a portion of the Ralph W. Macy tract as described in Deed recorded October 5, 1951 in Book 163, Page 224, Deed Records of Yamhill County, Oregon, and being more particularly described as follows:

Beginning at the Northwest corner of the John Boyd and wife Donation Land Claim No. 58, Notification No. 2417, in Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon; thence North 89(degree)54'20" East 1340.77 feet to an iron pipe; thence South 0(degree)33'30" West 888.66 feet to the true POINT OF BEGINNING of the tract described herein; thence South 0(degree)33'30" West 430 feet to an iron pipe; thence North 60(degree)28' West
265.71 feet to a point; thence North 38(degree)12'34" East 380.53 feet to the true POINT OF BEGINNING.

TOGETHER WITH an easement to be used in common with others for ingress and egress and utility purposes over and across a strip of land 60 feet wide, the South line of said easement strip being described as follows:

Beginning at the Northwest corner of the John Boyd Donation Land Claim No. 58, Notification No. 2417, in Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon; thence South 0(degree)33'30" West along the West line of said John Boyd Donation Land Claim No. 58 a distance of 942.61 feet to the true POINT OF BEGINNING of the South line being described; thence North 85(degree)29' East 314.29 feet; thence North 88(degree)06' East 117.54 feet; thence South 70(degree)36 East 142.63 feet; thence South 60(degree)57' East
146.50 feet; thence South 59(degree)57' East 226.86 feet; thence South 63(degree)21' East 244.08 feet; thence South 60(degree)28' East 384.98 feet; thence South 64(degree)44' East 103.31 feet; thence South 62(degree)11'30" East
929.88 feet to a point on the Westerly right of way line of County Road No. 431 and the terminus of the South line herein described.


PAGE 2 -  EXHIBIT A

PARCEL V:

Part of the John Boyd Donation Land Claim No. 58 in Section 10, Township 5 South, Range 5 West of the Willamette Meridian in Yamhill County, Oregon, being further described as follows:

Commencing at the Northwest corner of said John Boyd Claim; thence South 00(degree)33'30" West along the West line of said Claim, 942.61 feet to an iron pipe on the South line of a 60 foot wide right of way, being the POINT OF BEGINNING; thence South 00(degree)33'30" West along the West line of said Claim 1115.93 feet; thence South 89(degree)52' East 2314.61 feet to the Westerly right of way line of County Road No. 431; thence North 21(degree)22' East along said road line, 151.08 feet to an iron pipe; thence North 62(degree)11'30" West
929.88 feet to an iron pipe; thence North 64(degree)44' West 103.31 feet to an iron pipe; thence North 60(degree)28' West 384.98 feet to an iron pipe; thence North 63(degree)21' West 244.08 feet to an iron pipe; thence North 59(degree)57' West 226.86 feet to an iron pipe; thence North 60(degree)57' West 146.50 feet to an iron pipe; thence North 70(degree)36' West 142.63 feet to an iron pipe; thence South 88(degree)06' West 117.54 feet to an iron pipe; thence South 85(degree)29' West 314.29 feet to said point of beginning.

PARCEL VI:

A part of the John Boyd Donation Land Claim No. 58 in Section 10, Township 5 South, Range 5 West or the Willamette Meridian in Yamhill County, Oregon, being further described as follows:

Commencing at the Northwest corner of the John Boyd Donation Land Claim No. 58, Notification No. 2417, in Township 5 South, Range 5 West of the Willamette Meridian, County of Yamhill, State of Oregon; thence South 0(degree)33'30" West along the West line of said John Boyd Donation Land Claim No. 58 a distance of
942.61 feet to the true POINT OF BEGINNING; thence North 85(degree)29' East
314.29 feet; thence North 88(degree)06' East 117.54 feet; thence South 70(degree)36' East 142.63 feet; thence South 60(degree)57' East 146.50 feet; thence South 59(degree)57' East 226.86 feet; thence South 63(degree)21' East
244.08 feet; thence South 60(degree)28' East 384.98 feet; thence South 64(degree)44' East 103.31 feet; thence South 62(degree)11'30" East 929.88 feet to a point on the Westerly right of way line of County Road No. 431; thence Northeasterly along the right of way line of County Road No. 431, 60 feet, more or less, to the most Easterly Northeast corner of that tract of land conveyed to Eugene J. Schmidt, et ux, by Deed recorded January 25, 1979 in Film Volume 136, Page 1461, Deed and Mortgage Records; thence along the North line of the Schmidt tract, North 62(degree)11'30" West 924.43 feet to an iron pipe; thence North 64(degree)44' West 102.50 feet to an iron pipe; thence North 60(degree)28' West
153.26 feet to an angle corner of the Schmidt tract; thence North 60(degree)28' West 265.71 feet; thence North 63(degree)21' West 244.08 feet; thence North 59(degree)57' West 226.86 feet; thence North 60(degree)57' West 146.50 feet; thence North 70(degree)36' West 142.63 feet; thence South 88(degree)06' West
117.54 feet; thence South 85(degree)29' West 314.29 feet to the West line of the John Boyd Donation Land Claim; thence South 0(degree)33'30" West along the Donation Land Claim line 60 feet, more or less, to the true POINT OF BEGINNING.


PAGE 3 -  EXHIBIT A

                                   EXHIBIT B
                              PERMITTED EXCEPTIONS

1.    Taxes, 2002-2003: $63.67 UNPAID. Tax Lot R5510-1700. Acct. No. 208064.
      Taxes, 2002-2003: $3,795.76 UNPAID. Tax Lot R5510-1801. Acct. No. 423474.
      Taxes, 2002-2003: $1,716.07 UNPAID. Tax Lot R5510-1900. Acct. No. 384257.
      Taxes, 2002-2003: $4.98 UNPAID. Tax Lot R5510-2000. Acct. No. 384266.
      Taxes, 2002-2003: $1,505.11 UNPAID. Tax Lot R5510-2100. Acct. No. 208135.

2. As disclosed by the tax rolls, the premises herein described have been zoned or classified for farm use. At any time that said land is disqualified for such use the property will be subject to additional taxes or penalties and interest. (Affects Tax Lots 1700, 2000 & 2100)

3. Rights of the public in and to any portion of the herein described premises lying within the boundaries of roads or highways.

4. Roadway Easement, including the terms and provisions thereof, as set forth in document recorded January 25, 1979 in Film Volume 136, Page 1458, Deed and Mortgage Records.

5. Access Easement, including the terms and provisions thereof, from Yamhill Valley Vineyards, Inc. to Moe Momtazi, as set forth in document recorded April 3, 1997 as Instrument No. 199705213, Deed and Mortgage Records.

6. Trust Deed, including the terms and provisions thereof, given by Yamhill Valley Vineyards, Inc. as trustor, to U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank National Association as beneficiary, dated September 15, 1999, recorded September 28, 1999, as Instrument No. 199919684, Deed and Mortgage Records, to secure the payment of $450,000.00.

      The beneficial interest in the above trust deed was assigned to U.S. Bank Trust National Association, as Custodian/Trustee, by instrument recorded September 28, 1999 as Instrument No. 199919685, Deed and Mortgage Records.


PAGE 1 -  EXHIBIT B